UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2019 (May 9, 2019)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street, Portland, ME	04101
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	207 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act . ⃞

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2019, at the annual meeting of stockholders of the Company, the Company’s stockholders approved the WEX Inc. 2019 Equity and Incentive Plan (the “2019 Plan”), which had previously been adopted by the Company’s Board of Directors subject to stockholders approval.
Effective upon the approval of the 2019 Plan by the stockholders, no additional awards will be made under the 2010 Plan. All then-outstanding awards under the 2010 Plan will remain in effect and the terms of the 2010 Plan will continue to apply to awards previously granted under the 2010 Plan.
The 2019 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards. The 2019 Plan allows for the issuance of 3,700,000 shares of common stock plus such additional number of shares of common stock (up to 1,501,676 shares) as is equal to (i) the number of shares of the Company’s common stock reserved for issuance under the 2010 Plan that remain available for grant under the 2010 Plan immediately prior to the stockholder approval of the 2019 Plan and (ii) the number of shares of common stock subject to awards granted under the 2010 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right. Employees, officers, directors, consultants and advisors of the Company are eligible to receive awards under the 2019 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. The Company’s Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2019 Plan, including the granting of awards to executive officers.
The description of the 2019 Plan is qualified in its entirety by reference to the complete text of the 2019 Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of the Company held on May 9, 2019, the Company’s stockholders voted on the following proposals:
1. The following nominees were elected to the Company’s Board of Directors as Class II directors for terms expiring at the 2022 annual meeting of stockholders.
Shikhar Ghosh
For: 40,048,375
Against: 351,392
Abstain: 48,876
Broker Non-Votes: 760,673

James Neary
For: 40,372,117
Against: 27,533
Abstain: 48,993
Broker Non-Votes: 760,673

Melissa Smith
For: 40,166,519
Against: 234,438
Abstain: 47,686
Broker Non-Votes: 760,673

Daniel Callahan
For: 40,373,891
Against: 25,695
Abstain: 49,057
Broker Non-Votes: 760,673

Following the 2019 annual meeting, Michael D. Dubyak, Rowland T. Moriarty, and Susan Sobbott, having terms expiring in 2020, and Regina Sommer, Jack VanWoerkom, and John Bachman, having terms expiring in 2021, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.
For: 39,597,007
Against: 801,312
Abstain: 50,324
Broker Non-Votes: 760,673

3. The proposed WEX Inc. 2019 Equity and Incentive Plan was approved.
For: 38,959,463
Against: 1,485,181
Abstain: 3,999
Broker Non-Votes: 760,673

4. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 was ratified.

For: 40,814,332
Against: 346,614
Abstain: 48,370

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	WEX Inc. 2019 Equity and Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 15, 2019	By:	/s/ Gregory A. Wiessner
Gregory A. Wiessner
Vice President, Corporate Securities Counsel